Exhibit 99.2

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data) (Unaudited)

	13 weeks ended		39 weeks ended
	January 25, 2025	January 27, 2024	January 25, 2025	January 27, 2024
Sales:
Product sales and other	$423,163	$415,375	$1,233,763	$1,237,723
Rental income	43,162	41,298	98,115	93,490

Total sales	466,325	456,673	1,331,878	1,331,213

Cost of sales (exclusive of depreciation and amortization expense):
Product and other cost of sales	344,616	332,728	996,133	991,695
Rental cost of sales	25,330	23,909	54,517	52,606

Total cost of sales	369,946	356,637	1,050,650	1,044,301

Gross profit	96,379	100,036	281,228	286,912

Selling and administrative expenses	71,561	79,756	211,524	243,193
Depreciation and amortization expense	7,814	10,148	29,401	30,576
Impairment loss (non-cash) (a)	1,713	5,798	1,713	5,798
Loss on extinguishment of debt (a)	—	—	55,233	—
Restructuring and other charges (a)	(7,568)	3,413	(4,100)	12,320

Operating income (loss)	22,859	921	(12,543)	(4,975)

Interest expense, net	5,083	10,620	18,164	29,538
Income (loss) from continuing operations before income taxes	17,776	(9,699)	(30,707)	(34,513)
Income tax expense (benefit)	10,664	229	11,925	532

Income (loss) from continuing operations	$7,112	$(9,928)	$(42,632)	$(35,045)
Income (loss) from discontinued operations, net of tax of $0, $0, $0 and $20, respectively	$—	$289	$—	$(802)

Net income (loss)	$7,112	$(9,639)	$(42,632)	$(35,847)

Earnings (loss) per Common Stock:
Basic:
Continuing operations	$0.23	$(3.71)	$(1.81)	$(13.18)
Discontinued operations	$—	$0.11	$—	$(0.30)

Total Basic Earnings (loss) per share	$0.23	$(3.60)	$(1.81)	$(13.48)

Weighted average common shares outstanding—Basic	30,508	2,673	23,515	2,659

Diluted:
Continuing operations	$0.23	$(3.71)	$(1.81)	$(13.18)
Discontinued operations	$—	$0.11	$—	$(0.30)

Total Diluted Earnings (Loss) per share	$0.23	$(3.60)	$(1.81)	$(13.48)

Weighted average common shares outstanding—Diluted	30,662	2,673	23,515	2,659

(a)	For additional information, see the Notes in the Non-GAAP disclosure information of this Press Release.

	13 weeks ended		39 weeks ended
	January 25, 2025	January 27, 2024	January 25, 2025	January 27, 2024
Percentage of sales:
Sales:
Product sales and other	90.7%	91.0%	92.6%	93.0%
Rental income	9.3%	9.0%	7.4%	7.0%

Total sales	100.0%	100.0%	100.0%	100.0%

Cost of sales (exclusive of depreciation and amortization expense):
Product and other cost of sales (a)	81.4%	80.1%	80.7%	80.1%
Rental cost of sales (a)	58.7%	57.9%	55.6%	56.3%

Total cost of sales	79.3%	78.1%	78.9%	78.4%

Gross profit	20.7%	21.9%	21.1%	21.6%

Selling and administrative expenses	15.3%	17.5%	15.9%	18.3%
Depreciation and amortization expense	1.7%	2.2%	2.2%	2.3%
Impairment loss (non-cash)	0.4%	1.3%	0.1%	0.4%
Loss on extinguishment of debt	—%	—%	4.1%	—%
Restructuring and other charges	(1.6)%	0.7%	(0.3)%	0.9%

Operating income (loss) from continuing operations	4.9%	0.2%	(0.9)%	(0.3)%

(a)	Represents the percentage these costs bear to the related sales, instead of total sales.

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data) (Unaudited)

	January 25, 2025	January 27, 2024
ASSETS
Current assets:
Cash and cash equivalents	$9,185	$8,123
Receivables, net	354,241	315,126
Merchandise inventories, net	326,825	341,544
Textbook rental inventories	41,033	44,521
Prepaid expenses and other current assets	26,729	54,337

Total current assets	758,013	763,651

Property and equipment, net	41,956	57,273
Operating lease right-of-use assets	180,710	220,238
Intangible assets, net	81,630	97,947
Deferred tax assets, net	1,055	—
Other noncurrent assets	24,217	12,488

Total assets	$1,087,581	$1,151,597

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$303,577	$343,100
Accrued liabilities	130,069	156,874
Current operating lease liabilities	101,062	125,545
Short-term borrowings	—	224,067

Total current liabilities	534,708	849,586

Long-term deferred taxes, net	—	2,010
Long-term operating lease liabilities	121,835	155,226
Other long-term liabilities	6,521	17,451
Long-term borrowings	141,200	30,191

Total liabilities	804,264	1,054,464

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized, 5,000 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value; authorized, 200,000 shares; issued, 34,081 and 558 shares, respectively; outstanding, 34,054 and 531 shares, respectively	341	558
Additional paid-in-capital	1,004,731	748,330
Accumulated deficit	(699,199)	(629,203)
Treasury stock, at cost	(22,556)	(22,552)

Total stockholders’ equity	283,317	97,133

Total liabilities and stockholders’ equity	$1,087,581	$1,151,597

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES

Non-GAAP Information (a)

(In thousands) (Unaudited)

Consolidated Adjusted Earnings (non-GAAP) (a) - Continuing Operations	13 weeks ended		39 weeks ended
	January 25, 2025	January 27, 2024	January 25, 2025	January 27, 2024
Net income (loss) from continuing operations	$7,112	$(9,928)	$(42,632)	$(35,045)
Reconciling items (below)	(3,294)	10,023	55,799	20,686

Adjusted Earnings (non-GAAP)	$3,818	$95	$13,167	$(14,359)

Reconciling items
Impairment loss (non-cash) (b)	$1,713	$5,798	$1,713	$5,798
Loss on extinguishment of debt (b)	$—	$—	$55,233	$—
Restructuring and other charges (c)	(7,568)	3,413	(4,100)	12,320
Stock-based compensation expense (non-cash)	2,561	812	2,953	2,568

Reconciling items (d)	$(3,294)	$10,023	$55,799	$20,686

Consolidated Adjusted EBITDA (non-GAAP) (a) - Continuing Operations	13 weeks ended		39 weeks ended
	January 25, 2025	January 27, 2024	January 25, 2025	January 27, 2024
Net income (loss) from continuing operations	$7,112	$(9,928)	$(42,632)	$(35,045)
Add:
Depreciation and amortization expense	7,814	10,148	29,401	30,576
Interest expense, net	5,083	10,620	18,164	29,538
Income tax expense	10,664	229	11,925	532
Impairment loss (non-cash)	1,713	5,798	1,713	5,798
Loss on extinguishment of debt (b)	—	—	55,233	—
Restructuring and other charges (c)	(7,568)	3,413	(4,100)	12,320
Stock-based compensation expense (non-cash)	2,561	812	2,953	2,568

Adjusted EBITDA (Non-GAAP)—Continuing Operations	$27,379	$21,092	$72,657	$46,287

(a)	For additional information, see “Use of Non-GAAP Financial Information” in the Non-GAAP disclosure information of this Press Release.

(b)

We recognized a loss on extinguishment of debt of $55.2 million in the condensed consolidated statement of operations in connection with the June 10, 2024 Term Loan debt conversion, which represents the difference between the debt fair value and net carrying value, plus unamortized deferred financing costs related to the Term Loan.

(c)

Restructuring and other charges are comprised primarily of professional service costs for restructuring and process improvements, including costs related to evaluating strategic alternatives, and severance and other employee termination and benefit costs associated with the elimination of various positions as part of cost reduction objectives.

(d)	There is no pro forma income effect of the non-GAAP items.

Free Cash Flow (non-GAAP) (a)

	13 weeks ended		39 weeks ended
Dollars in thousands	January 25, 2025	January 27, 2024	January 25, 2025	January 27, 2024
Net cash flows used in operating activities from continuing operations (a)	$(41,945)	$(36,061)	$(138,527)	$(83,221)
Less:
Capital expenditures (b)	2,772	3,263	9,300	11,459
Cash interest	4,633	5,668	14,499	19,640
Cash taxes	67	(118)	(2,018)	270

Free Cash Flow (non-GAAP)	$(49,417)	$(44,874)	$(160,308)	$(114,590)

(a)	For additional information, see “Use of Non-GAAP Financial Information” in the Non-GAAP disclosure information of this Press Release.
(b)

Purchases of property and equipment are also referred to as capital expenditures. Our investing activities consist principally of capital expenditures for contractual capital investments associated with renewing existing contracts, new store construction, digital initiatives and enhancements to internal systems and our website. The following table provides the components of total purchases of property and equipment:

Capital Expenditures	13 weeks ended		39 weeks ended
Dollars in thousands	January 25, 2025	January 27, 2024	January 25, 2025	January 27, 2024
Physical store capital expenditures	$1,219	$1,158	$4,569	$5,106
Product and system development	1,378	1,588	4,086	5,048
Other	175	517	645	1,305

Total Capital Expenditures	$2,772	$3,263	$9,300	$11,459

Use of Non-GAAP Financial Information—Adjusted Earnings, Adjusted EBITDA, and Free Cash Flow

To supplement the Company’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses the financial measures of Adjusted Earnings, Adjusted EBITDA, and Free Cash Flow, which are non-GAAP financial measures under Securities and Exchange Commission (the “SEC”) regulations. We define Adjusted Earnings as net income (loss) from continuing operations adjusted for certain reconciling items that are subtracted from or added to net income (loss) from continuing operations. We define Adjusted EBITDA as net income (loss) from continuing operations plus (1) depreciation and amortization; (2) interest expense, net and (3) income taxes, (4) as adjusted for additional items that are subtracted from or added to net income (loss) from continuing operations. We define Free Cash Flow as Cash Flows from Operating Activities less (1) capital expenditures; (2) cash interest and (3) cash taxes.

These non-GAAP measures have been reconciled to the most comparable financial measures presented in accordance with GAAP as follows: the reconciliation of Adjusted Earnings to net income (loss); the reconciliation of consolidated Adjusted EBITDA to consolidated net income (loss); and the reconciliation of Free Cash Flow to Cash Flows from Operating Activities. All of the items included in the reconciliations are either (i) non-cash items or (ii) items that management does not consider in assessing our on-going operating performance.

These non-GAAP financial measures are not intended as substitutes for and should not be considered superior to measures of financial performance prepared in accordance with GAAP. In addition, the Company’s use of these non-GAAP financial measures may be different from similarly named measures used by other companies, limiting their usefulness for comparison purposes.

We review these non-GAAP financial measures as internal measures to evaluate our performance at a consolidated level to manage our operations. We believe that these measures are useful performance measures which are used by us to facilitate a comparison of our on-going operating performance on a consistent basis from period-to-period. We believe that these non-GAAP financial measures provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone, as they exclude certain items that management believes do not reflect the ordinary performance of our operations in a particular period. Our Board of Directors and management also use Adjusted EBITDA at a consolidated level as one of the primary methods for planning and forecasting expected performance, for evaluating on a quarterly and annual basis actual results against such expectations, and as a measure for performance incentive plans. We believe that the inclusion of Adjusted Earnings and Adjusted EBITDA results provides investors useful and important information regarding our operating results, in a manner that is consistent with management’s evaluation of business performance. We believe that Free Cash Flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements and assists investors in their understanding of our operating profitability and liquidity as we manage the business to maximize margin and cash flow.

The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Form 10-K dated April 27, 2024 filed with the SEC on July 1, 2024, (as updated through our Current Report on Form 8-K filed with the SEC on December 11, 2024). The Company also urges investors to carefully review the financial information included as part of the Company’s Quarterly Reports on Form 10-Q for the period ended July 27, 2024, filed with the SEC on September 10, 2024, and for the period ended October 26, 2024, filed with the SEC on December 9, 2024. We do not provide a reconciliation of forward-looking non-GAAP financial metrics, because reconciling information is not available without an unreasonable effort, such as attempting to make assumptions that cannot reasonably be made on a forward-looking basis to determine the corresponding GAAP metric.

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flow (Unaudited)

(In thousands, except per share data)

	39 weeks ended
	January 25, 2025	January 27, 2024
Cash flows from operating activities:
Net loss	$(42,632)	$(35,847)
Less: Loss from discontinued operations, net of tax	—	(802)

Loss from continuing operations	(42,632)	(35,045)
Adjustments to reconcile net loss from continuing operations to net cash flows from operating activities from continuing operations:
Depreciation and amortization expense	29,401	30,576
Amortization of deferred financing costs	4,248	8,380
Impairment loss (non-cash)	1,713	5,798
Loss on extinguishment of debt	55,233	—
Deferred taxes	(2,344)	171
Stock-based compensation expense	2,953	2,568
Non-cash interest expense (paid-in-kind)	—	1,750
Changes in operating lease right-of-use assets and liabilities	19	19,553
Changes in other long-term assets and liabilities, net	(6,006)	(2,961)
Changes in other operating assets and liabilities, net:
Receivables	(250,131)	(222,614)
Merchandise inventories, net	17,212	(18,565)
Textbook rental inventories	(8,041)	(14,172)
Prepaid expenses and other current assets	1,232	2,436
Accounts payable and accrued liabilities	58,616	138,904

Changes in other operating assets and liabilities	(181,112)	(114,011)

Net cash flows used in operating activities from continuing operations	(138,527)	(83,221)
Net cash flows used in operating activities from discontinued operations	—	(3,650)

Net cash flow used in operating activities	$(138,527)	$(86,871)

Cash flows from investing activities:
Purchases of property and equipment	$(9,300)	$(11,459)
Net change in other noncurrent assets	792	78

Net cash flows used in investing activities from continuing operations	(8,508)	(11,381)
Net cash flows provided by investing activities from discontinued operations	—	21,395

Net cash flow (used in) provided by investing activities	$(8,508)	$10,014

Cash flows from financing activities:
Proceeds from borrowings	$667,355	$454,459
Repayments of borrowings	(691,121)	(384,545)
Proceeds from Private Equity Investment	50,000	—
Proceeds from Rights Offering	45,000	—
Proceeds from sales of Common Stock under ATM facility, net of commissions	78,450	—
Payment of equity issuance costs	(9,724)	—
Payment of deferred financing costs	(5,569)	(9,845)
Purchase of treasury shares	(4)	(176)
Proceeds from principal stockholder expense reimbursement	1,190	—
Payment of finance lease principal	(385)	—

Net cash flows provided by financing activities from continuing operations	135,192	59,893
Net cash flows provided by financing activities from discontinued operations	—	—

Net cash flows provided by financing activities	$135,192	$59,893

Net decrease in cash, cash equivalents and restricted cash	$(11,843)	$(16,964)
Cash, cash equivalents and restricted cash at beginning of period	28,570	31,988

Cash, cash equivalents, and restricted cash at end of period	16,727	15,024
Less: Cash, cash equivalents, and restricted cash of discontinued operations at end of period	—	—

Cash, cash equivalents, and restricted cash of continuing operations at end of period	$16,727	$15,024